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EXHIBIT 10.21


                              TERMINATION AGREEMENT

            This TERMINATION AGREEMENT, dated as of November 13, 2003, is being made by and between Concentrax, Inc. ("CTRX"), a Nevada corporation with its principal place of business located in Texas, USA, and Concentrax Europe, Ltd. ("CE"), a company with its principal place of business located in Zurich, Switzerland, this 13th day of November, 2003 ("Effective Date") (both CTRX and CE referred to together hereinafter as the "Parties")

            WHEREAS, the Company and CE entered into a Strategic Alliance and Exclusive Distribution Agreement (the "Agreement") on November 19, 2002, which was later amended in June of 2003;

            WHEREAS, in connection with the execution of the Agreement, the Company issued shares of its Common Stock into an Escrow Account, which shares were place in an Escrow Account with the Law Office of Andrea Cataneo Ltd.

            WHEREAS, for various reasons, the Parties were unable to perform their respective duties under the Agreement, and the Parties wish to terminate the agreement effective immediately;

          NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Subject to the conditions set forth below, and notwithstanding any provision to the contrary contained in the Agreement, CE hereby consents to the Company's termination of the Agreement.

SECTION 2. Simultaneous with the execution of this Termination, the Parties hereby agree that:

(a) CE shall release and forever discharge CTRX from their obligations under the Agreement, and; (b) CTRX shall release and forever discharge CE from their obligations under the Agreement, (c) Any and all shares being held in Escrow with the Law Office of Andrea Cataneo, Ltd. shall be returned to the Company for cancellation.

SECTION 3. CTRX and CE agree that the previous payment and release of 500,000 shares, which were issued and delivered on or about (date) shall be considered full satisfaction of any obligation of the Company to CE or any of their Affiliates , and upon the execution of this Agreement, the Company shall have no further obligation to CE or any of their Affiliates with respect to any of the same.

SECTION 4. Upon the execution of this Agreement, the following shall take effect:

          (a) The Agreement shall terminate and become void, effective immediately; and

          (b) The following releases shall immediately become effective:

                  (i) CE hereby releases, acquits, and forever discharges the Company and any of its subsidiaries, successors and assigns from (i) any interest it may have in the Company or any of its any assets and (ii) any obligation of the Company otherwise arising under or in connection with the Agreement;

                  (ii) CE hereby terminates and forever releases any rights it may have under the Agreement and covenants and agrees that it shall not seek to exercise any of the same;

                  (iii) The Company hereby releases, acquits, and forever discharges CE and its respective Affiliates, officers, directors, successors and assigns from all actions, causes of action, damages, judgments, losses, liabilities, demands and claims which the Company now has or may have against the CE Releasees, from the beginning of the world to the effective time of this release, including but not limited to any and all actions, causes of action, damages, judgments, losses, liabilities, demands and claims arising out of or relating to the Agreement (including without limitation any funding or lack thereof or any provision of or failure to provide inventory) and any of the Parties' actions or omissions in connection therewith.


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SECTION 5. This Termination Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 6. This Termination Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 7. This Termination Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada and Switzerland applicable to contracts executed and to be performed entirely within those jurisdictions. Any dispute under this Agreement shall be brought and determined in the Chancery or other Courts of the State of Nevada.

SECTION 8. This Agreement constitutes the entire agreement between the Parties with respect o the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. This Agreement shall prevail in the event of any conflicting terms or legends which may appear.

SECTION 9. In the event of a conflict between this Agreement and any future agreements executed in connection herewith, the provisions of this Agreement shall prevail.

SECTION 10. Any notice, demand, offer, request or other communication of any kind whatsoever to be given under this Agreement shall be in writing and shall be delivered by hand, e-mail or by fax to the Parties at:

Concentrax, Inc.
2400 Augusta Place Suite 425
Houston, TX 77057
Phone: (713) 691-8395
Toll Free: (888) 340-9715

Concentrax Europe Ltd.
c/o Henley & Partners AG
Haus Zum Engel
Kirchgasse 24
8001 Zurich, Switzerland


IN WITNESS WHEREOF the Parties have hereunto set their hands and seals effective as of the Effective Date first above written.


SIGNED, SEALED AND DELIVERED BY:     SIGNED, SEALED AND DELIVERED BY:
CONCENTRAX, INC., per:               CONCENTRAX EUROPE LTD, per:



/s/  Mark Gifford, President         /s/ Don Goree, Managing Member and Director
---------------------------------    ---------------------------------
Authorised Signatory                     Authorised Signatory